UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2014

BIG HEART PET BRANDS

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, Blue Acquisition Group, Inc. (“Parent”) elected Joseph O’Leary to the Board of Directors of Big Heart Pet Brands (“Company”) as a non-voting member, effective August 1, 2014. Such election was made following the election of Mr. O’Leary by Blue Holdings I, L.P. to the board of directors of Parent as a non-voting member. Mr. O’Leary has been designated as an eligible director under the Big Heart Pet Brands Independent Director Compensation Plan, formerly known as the Del Monte Corporation Independent Director Compensation Plan.

Mr. O’Leary was most recently President and Chief Operating Officer at PetSmart, Inc. from May 2013 to April 2014. He previously served as Executive Vice President, Merchandising, Marketing, Supply Chain and Strategic Planning at PetSmart from January 2011 through May 2013; Senior Vice President, Merchandising and Supply Chain from October 2008 through January 2011; and Senior Vice President, Supply Chain from 2006 through September 2008. Prior to joining PetSmart, Mr. O’Leary served as Chief Operating Officer of Human Touch, LLC. Mr. O’Leary served six years at Gap Inc. where he started as the Vice President of International Logistics before being promoted to Senior Vice President of Global Logistics and ultimately, Senior Vice President of Supply Chain Strategy and Global Logistics. Prior to that Mr. O’Leary held various positions at Mothercare PLC and British Home Stores Ltd. (UK), Coopers & Lybrand LLP and BP International PLC. He is currently a member of the Board of Directors of Francesca’s Holdings Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Heart Pet Brands

Date: July 18, 2014	By:	/s/ Timothy S. Ernst
	Name:	Timothy S. Ernst
	Title:	Secretary

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